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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference of our reports with respect to the audited financial statements of EPT Meadowlands Limited Partnership, Promus Hotels, Inc. GE EPT Combined Limited Partnerships, and Barshop - HII Joint Venture as of December 31, 1996 and 1995 and for the years then ended, included in this Form 8-K, into the Company's previously filed Registration Statements (File numbers 333-25717, 333-04947 and 333-3170). We also consent to the reference to our firm under the caption "Experts."




                                                             ARTHUR ANDERSEN LLP


Memphis, Tennessee,
June 2, 1997